CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in this Post-Effective Amendment to the Registration Statement of Neuberger Berman Municipal High Income Fund, a series of Neuberger Berman Income Funds.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
June 15, 2015